Exhibit 99.1

NEWS RELEASE

BIO-key® 2014 Revenue Grew 102% to $4.0M; Strong Sales

Pipeline Supports Revenue Guidance of $5M - $7M for 2015

Wall, NJ, March 20, 2015 – BIO-key International, Inc. (OTCQB: BKYI), a leader in fingerprint biometric identification technologies, cloud-based mobile credentialing and identity verification solutions, today reported record financial results its fourth quarter (Q4’14) and year ended December 31, 2014 and initiated financial guidance for 2015. The Company will host a conference call today at 10:00 a.m. EDT, details below.

Fiscal 2014 Highlights:

●	Revenue growth of 102% over 2013 while holding administrative expenses at less than 2% above 2013 levels.
●	Strategic agreements with IDEX and NEXT Biometrics Group ASA, emerging fingerprint sensor manufacturers for the Mobile and Internet-of-Things Industries.
●	The launch of two finger sensors, SideSwipe™ and DASH, offered at price-points 50% less than traditional fingerprint readers available in the market today.
●	A collaboration agreement with Experian whereby BIO-key technology can provide fingerprint biometric authentication for Experian’s next generation fraud platform, Precise ID.
●	Agreements with roughly 20 top-tier IAM channel partners, integration partners and resellers.
●

Introduced and demonstrated along with InterDigital, a groundbreaking multifactor authentication (MFAS) solution, incorporating BIO-key’s fingerprint technology for the Android mobile platform at Mobile World Congress 2014 in Barcelona, Spain.

“We achieved strong sales growth in 2014, and despite the continued variations in the business quarter-to-quarter, we expect 2015 to be another record year,” stated Michael DePasquale, BIO-key Chairman and CEO. “We have two primary goals for 2015; to grow profitable revenue rapidly and implement rigorous internal business processes and best practices, to ensure the most consistent and predictable outcomes as the business grows in 2015 and beyond. Even after doubling our revenue in 2014, our pipeline remains robust and we expect our momentum to continue.”

Mr. DePasquale concluded, “Our 2015 Strategic Plan calls for several things, but mainly focuses on disciplined execution in sales and operations. We are targeting highly regulated industries in the U.S., in particular healthcare, in addition to our OEM business, including Mobility, Identity & Access Management vendors and VARs. Internally, we are implementing structure and processes to reduce risk. With so much momentum in the industry, we believe we can maintain strong growth through 2015”

Q4 Results

Total revenue for the three months ended December 31, 2014 was $951,698, compared to $327,500 in Q4’13, an increase of approximately 191%. Sales grew largely as a result of substantially higher license sales, higher hardware sales and service sales, while maintenance sales held firm. License and service sales grew largely as a result of OEM partnerships with fingerprint sensor vendors.

Q4’14 gross margin was essentially unchanged at 76% as compared to 78% in Q4’13. Operating expenses for Q4’14 increased 9%, to $1,272,024 from $1,163,961 in Q4’13, while administrative expenses decreased marginally. Q4’14 net loss decreased approximately 45% to ($506,546) from ($929,188) in Q4’13, and loss per share was ($0.01) versus ($0.02) in Q4’13.

2014 Results

Total revenue for the year ended December 31, 2014 increased 102% to $4,005,856 as compared to $1,985,976 for the year ended December 31, 2013. Sales increased primarily as a result of higher license and service sales with OEM fingerprint sensor manufacturers, offsetting a slight reduction in maintenance revenue.

We maintained gross margins at 81% in 2014 as compared to 80% in 2013. Operating expenses for the period increased 29%, year over year, to $5,296,226, from $4,120,629 in 2013. Operating expenses rose primarily due to increased variable selling expenses and higher R&D and marketing expenses, while administrative expense remained relatively constant. Net loss for the year ended December 31, 2014 was ($1,883,572), or ($0.03) per share, which decreased from a net loss of ($2,582,151), or ($0.06) per share, for the year ended December 31, 2013.

Liquidity and Capital Resources

The Company reported cash, cash equivalents, and accounts receivable of $1,468,973 at December 31, 2014, as compared to $2,307,374 at December 31, 2013. Net cash used for operations during FY ’14 was approximately $2.5 million, as compared to approximately $2.7 million during FY ’13. The Company issued common shares and warrants to raise approximately $1.6 million in FY ’14, as compared to approximately $5.6 million in Q4 ’13

Q1’15 and 2015 Guidance

For the first quarter of 2015, the Company expects revenue between $0.5 million and $1.0 million and gross margin of approximately 75%-80%. For the 2015 Fiscal Year, the Company expects revenue between $5.0 million and $7.0 million and gross margin of approximately 75%-80%. Further, the Company expects break-even run rates of $6.5-$7.0 million for the year. As of December, 31, 2014, the Company’s opportunity pipeline was valued at $25 million, as compared to $12.7 million at December 31, 2013.

Conference Call and Webcast Replay

Date/Time:	Friday March 20, 2015 at 10am EDT

Dial-In number:	1-877-418-5460 (U.S.), 412-717-9594 (Intl.), ask for the BIO-key call

Webcast Replay:	available shortly after the call at www.bio-key.com

Call Replay:	1-877-344-7529 (U.S.), 1-855-669-9568 (Canada), 1-412-317-0088 (Intl.) Access code: 10055289.

Investor & Media Contacts:
Jay Meier, VP Corporate Development	David Collins
BIO-key Intl, Inc.	Catalyst Global
651-789-6116	212-924-9800
Jay.meier@bio-key.com	bkyi@catalyst-ir.com

BIO-key International, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$843,632	$2,023,349
Accounts receivable, net	625,341	284,025
Due from factor	76,657	2,449
Inventory	11,825	9,376
Prepaid expenses and other	236,429	73,482
Total current assets	1,793,884	2,392,681
Equipment and leasehold improvements, net	103,509	125,062
Deposits and other assets	8,712	8,712
Intangible assets—less accumulated amortization	161,344	174,950
Total non-current assets	273,565	308,724
TOTAL ASSETS	$2,067,449	$2,701,405

LIABILITIES
Accounts payable	$347,311	$540,912
Accrued liabilities	488,617	338,321
Deferred revenue	429,233	528,160
Warrant liabilities	43,227	-
Total current liabilities	1,308,388	1,407,393
Warrant liabilities	-	243,077
TOTAL LIABILITIES	1,308,388	1,650,470

Commitments

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock — authorized, 170,000,000 shares; issued and outstanding; 66,001,260 and 57,921,259 of $.0001 par value at December 31, 2014 and December 31, 2013, respectively	13,200	11,584
Additional paid-in capital	57,500,005	55,909,923
Accumulated deficit	(56,754,144)	(54,870,572)
TOTAL STOCKHOLDERS’ EQUITY	759,061	1,050,935
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,067,449	$2,701,405

All per-share amounts and BIO-key shares outstanding for all periods reflect BIO-key’s 1-for-2 reverse stock split, which was effective February 3, 2015.

  BIO-key International, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2014	2013

Revenues
Services	$1,489,820	$988,003
License fees and other	2,516,036	997,973
	4,005,856	1,985,976
Costs and other expenses
Cost of services	445,803	145,702
Cost of license fees and other	302,947	241,326
	748,750	387,028
Gross Profit	3,257,106	1,598,948

Operating expenses
Selling, general and administrative	3,670,090	2,776,559
Research, development and engineering	1,626,136	1,344,070
	5,296,226	4,120,629
Operating loss	(2,039,120)	(2,521,681)

Other income (deductions)
Interest income	7	7
Interest expense	-	(136,484)
Gain on derivative liabilities	157,253	78,812
Income taxes	(1,712)	(2,805)
	155,548	(60,470)
Net loss	$(1,883,572)	$(2,582,151)

Basic and Diluted Loss per Common Share:	$(0.03)	$(0.06)

Weighted Average Shares Outstanding:
Basic and Diluted	59,047,282	45,895,946

All per-share amounts and BIO-key shares outstanding for all periods reflect BIO-key’s 1-for-2 reverse stock split, which was effective February 3, 2015.

BIO-key International, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2014	2013

CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss) income	$(1,883,572)	$(2,582,151)
Adjustments to reconcile net (loss) income to cash used for operating activities:
Allowance for doubtful accounts	-	-
Depreciation	28,618	28,618
Amortization:
Intangible assets	40,186	20,961
Deferred costs	-	107,203
Share-based compensation	207,258	81,642
Gain on derivative liabilities	(157,253)	(78,812)
Change in assets and liabilities:
Accounts receivable trade	(341,316)	320,759
Due from factor	(74,208)	187,455
Inventory	(2,449)	(5,190)
Prepaid expenses and other	(162,647)	(48,394)
Accounts payable	(193,601)	(480,364)
Accrued liabilities	150,296	(255,278)
Deferred revenue	(98,927)	19,640
Net cash used for operating activities	(2,502,927)	(2,683,911)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,633)	(129,413)
Net cash used for investing activities	(18,633)	(129,413)
CASH FLOW FROM FINANCING ACTIVITIES:
Issuances of common stock	1,595,000	5,649,793
Repurchase of outstanding warrants	(150,000)	-
Costs to issue common stock and Note Payable	(103,157)	(575,681)
Repayment of notes payable – related party	-	(321,428)
Proceeds from issuance of Note Payable	-	497,307
Repayment of Note Payable	-	(497,307)
Net cash provided by financing activities	1,341,843	4,752,684
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,179,717)	1,939,360
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,023,349	83,989
CASH AND CASH EQUIVALENTS, END OF YEAR	$843,632	$2,023,349

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions to commercial and government enterprises, integrators, and custom application developers. BIO-key’s award winning, high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise applications. Our solutions are used in local embedded OEM products as well as some of the world’s largest identification deployments to improve security, guarantee identity, and help reduce identity theft.  BIO-key’s technology is offered directly or by market leading partners around the world. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release and in other public statements by the Company and Company officers include or may contain certain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: our history of losses and limited revenue; our ability to raise additional capital; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition between us and other companies in the biometric technology industry; market acceptance of biometric products generally and our products under development; delays in the development of products and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.